Exhibit 99.1

CFO – OnSite LLC CONSULTING LETTER

2013

RE: Engagement Letter for Consulting Services

 The purpose of this letter is to set forth the basic terms upon which Location Based Technologies, Inc. (the “Company”) has engaged CFO-OnSite LLC, the anticipated scope of our services, and the arrangement for fees and costs that will apply to the engagement. Please review this letter carefully and, if it agrees with your understanding of our respective responsibilities, please indicate so by returning a signed copy of this letter to me at your earliest convenience.

1.

CFO-OnSite LLC’s Services. CFO-OnSite LLC will provide services for the Company that might ordinarily be performed by a Chief Financial Officer, such as accounting, financial management, strategic planning and signing the Company’s financial statements (collectively, the “Services”). The parties anticipate that CFO-OnSite LLC will devote two 10 hour days per week to his Services for the Company. CFO-OnSite LLC may perform services for, or be employed by, such additional persons or companies as CFO-OnSite LLC sees fit.

2.

Relationship of the Parties. CFO-OnSite LLC enters into the Agreement as, and shall continue to be, an independent contractor. In no circumstance shall CFO-OnSite LLC look to the Company as CFO-OnSite LLC’s employer, partner or agent. CFO-OnSite LLC is not entitled to any benefits accorded to the Company’s employees, including workers’ compensation, disability insurance, retirement plans, or vacation or sick pay.

3.

Billing Policies and Procedures. The Company agrees to pay CFO-OnSite LLC at a rate of $8,000 per month. The Company also agrees to reimburse CFO-OnSite LLC for all pre-approved expenses that CFO-OnSite LLC reasonably incurs in the performance of the Services upon production of supporting receipts and documentation.

CFO-OnSite LLC renders its billing for fees and costs on a weekly basis. Invoices are payable bi-monthly.

3.

Term of Agreement. This Agreement will become effective as of November __, 2013 and will terminate on November ___, 2014 (the “Term”), unless extended in writing by the parties. Notwithstanding the foregoing, either party may terminate the Agreement at any time. Upon termination of this Agreement, CFO-OnSite LLC shall be entitled to all compensation earned before the termination date and reimbursement for expenses incurred prior to the termination date. Thereafter, the Company shall owe CFO-OnSite LLC no further amounts or obligations.

4.

Insurance Coverage for Services. CFO-OnSite LLC understands that within the scope of the work to be performed for the Company, that SEC reporting and financial statements designed for public consumption will be signed by CFO-OnSite. The Company agrees to cover CFO-OnSite LLC under its Directors and Officers Insurance policy (Broad Form Side-A Difference in Conditions) and will continue to cover CFO-OnSite for the duration of time services are provided to the Company.

5.

Limitation of Liability and Indemnity. CFO-OnSite LLC’s goal is to make the Company fully satisfied with the Services that CFO-OnSite LLC performs under this Agreement. Nevertheless, in recognition that disputes can occur, the Company agrees to prospectively release CFO-OnSite LLC from all claims or liabilities related to or arising out of CFO-OnSite LLC’s performance of its duties under this Agreement (including claims for negligence arising from CFO-OnSite LLC’s Services provided within the course and scope of this Agreement), with the sole exception of (a) claims for intentional misconduct (such as fraud or intentional breach of fiduciary duty), and (b) any claims that cannot be prospectively released as a matter of law. \

In addition, the Company agrees that in any legal action against CFO-OnSite LLC, the Company agrees that it shall not be entitled to recover, nor will it seek, consequential damages or damages for loss of profits, unless the cause of action relates to intentional misconduct (including but not limited to fraud or intentional breach of fiduciary duty).

If any legal action by a third party is brought against CFO-OnSite LLC relating to or arising out of the Services it provides under this Agreement, then to the full extent permitted by law, the company agrees to indemnify CFO-OnSite LLC for all claims, losses, costs, fees, liabilities, damages, or injuries that CFO-OnSite LLC incurs, provided those claims do not relate to intentional misconduct (including but not limited to, fraud or intentional breach of fiduciary duty).

6.

Return of Company Property. All property provided to CFO-OnSite LLC’s by Company, or created by CFO-OnSite LLC’s in accordance with this Agreement, are the exclusive property of Company. This includes but is not limited to tangible property such as computers, mobile devices and portable hard drives, as well as work-products such as financial models, spreadsheets and other written materials. At Company’s request, CFO-OnSite LLC’s shall immediately deliver to Company any and all property rightfully owned by Company.

CFO-OnSite LLC’s shall not store any personal material or information on any Company property. CFO-OnSite LLC’s may not keep, possess, recreate or deliver to any third party of Company’s property or materials, whether Confidential or not. Upon termination or conclusion of this Agreement, Company may withhold any and all monies owed to CFO-OnSite LLC’s until all of Company’s property is returned in its original condition. CFO-OnSite LLC’s further agrees that any property situated on Company's premises and owned by Company, including (but not limited to) disks, devices, computers, works spaces, other storage media, filing cabinets, etc. all of which are subject to inspection by Company personnel at any time with or without notice.

7.	Miscellaneous Provisions.

a.

Entire Agreement. The terms of this Agreement are intended by the parties to be the final expression of their agreement with respect to subject matter of this Agreement and may not be contradicted by evidence of any prior or contemporaneous agreement, except as expressly set forth in this Agreement. The parties further intend that this Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding involving this Agreement.

b.	Amendments; Waivers. This Agreement shall not be varied, modified, changed, or in any way amended, except by an instrument in writing executed by both parties.

c.

Governing Law. The validity, interpretation, enforceability, and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to its law regarding the conflict of laws.

d.

Acknowledgement. The parties acknowledge that (i) they have each had the opportunity to consult with independent counsel of their own choice concerning this Agreement and have done so to the extent they deem necessary and (ii) they each have read and understand the Agreement, are fully aware of its legal effect, and have entered into it freely based on their own judgment and not on any promises or representations other than those contained in the Agreement.

e.

Assignment and Delegation. CFO-OnSite LLC shall assign Glenn Davidson (“Davidson”) to provide Services for Company. Davidson shall not delegate any of his performance duties, nor may CFO-OnSite LLC assign any of its obligations hereunder, without the express written consent of the Company.

f.

Taxes. CFO-OnSite LLC is solely responsible for the payment of all income, social security, employment-related, or other taxes incurred as a result of the performance of the Services by CFO-OnSite LLC under this Agreement, and for all obligations, reports, and timely notifications relating to those taxes. The Company has no obligation to pay or withhold any sums for those taxes.

g.

Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument, and any reproduction of this Agreement by reasonable means shall also be deemed an original. Furthermore, any exhibits attached hereto, or any documents clearly intended to be attached to this Agreement, whether or not they are actually attached, are deemed attached hereto and made a part hereof and are incorporated herein by this reference. The parties agree to execute such further documents and agreements, and to take such further action, as may reasonably be necessary to carry out the intent of this Agreement.

* * * * * * *

Once again, I am thrilled with the opportunity to work with you and look forward to a mutually-beneficial relationship. If you have any questions or comments with respect to any of the issues addressed in this letter, please do not hesitate to call. If the terms and conditions of this letter are satisfactory, please execute the enclosed copy of this letter where indicated and return it to me. Thank you again for the opportunity to work with you.

Very truly yours,

Glenn Davidson
for CFO-ONSITE LLC

I understand that I have the right to seek independent counsel before signing this agreement or at any future time. I have read and understand the entire agreement, and I agree to be bound by all the terms, covenants, and conditions contained in this agreement, including the obligation to pay all fees and costs incurred on my behalf.

     Dated:          Location Based Technologies, Inc.

BY: